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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): May 23, 2002



                             BRANDYWINE REALTY TRUST
                             -----------------------
                 (Exact name of issuer as specified in charter)



            MARYLAND                   1-9106                  23-2413352
  (State or Other Jurisdiction       (Commission           (I.R.S. Employer
       of Incorporation or               file                Identification
          Organization)                number)                  Number)



                          401 Plymouth Road, Suite 500
                      Plymouth Meeting, Pennsylvania 19462
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On May 23, 2002, Brandywine Realty Trust (the "Company") informed its independent accountants, Arthur Andersen LLP ("Andersen"), that they would be dismissed effective as of May 23, 2002.

         The reports of Andersen on the Company's financial statements for the years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During its audits for the fiscal years ended December 31, 2000 and December 31, 2001, and for the subsequent interim period through the date of this Form 8-K, (i) there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of such disagreements in their reports, and (ii) there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         The Company's Board of Trustees, upon the recommendation of the Audit Committee, authorized the dismissal of Andersen and appointment of KPMG LLP. The Company has retained KPMG LLP as its independent accountants.

         During the Company's two most recent fiscal years, and for the subsequent interim period through the date of this Form 8-K, neither the Company nor anyone acting on behalf of the Company consulted with KPMG LLP regarding any of the items described in Item 304(a)(2) of Regulation S-K.

         Pursuant to Item 304(a)(3) of Regulation S-K, the Company has requested Andersen to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter is filed as an Exhibit to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit
-------
 16.1 Letter from Andersen to the Securities and Exchange Commission dated May 30, 2002


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                                   Signatures

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                             BRANDYWINE REALTY TRUST


Date: May 30, 2002                   By:  /s/ Gerard H. Sweeney
                                          ------------------------------
                                          Gerard H. Sweeney
                                          President and Chief Executive Officer


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EXHIBIT INDEX


  Exhibit
    No.                            Description
  -------                          -----------

   16.1 Letter from Andersen to the Securities and Exchange Commission dated May 30, 2002